Exhibit 99.1

RxSight Reports Third Quarter 2021 Financial Results

Aliso Viejo, Calif. (NASDAQ: RXST) – November 10, 2021 – RxSight, Inc., an ophthalmic medical device company dedicated to improving the vision of patients following cataract surgery, today reported financial results for the three months ended September 30, 2021.

Recent Highlights

•
Achieved third quarter 2021 revenue of $5.8 million, representing growth of 39% compared to the prior year period and 18% growth over the second quarter of 2021 driven by:
•
Sale of 31 Light Delivery Devices (LDD™s), expanding the installed base to 161 LDDs as of September 30, 2021;
•
Sale of 1,977 Light Adjustable Lenses (LAL®s); and
•
Completed roll-out of the ActivShield™ LAL, with a UV protection layer built into the lens.

“Our third quarter performance was driven by further adoption of our Light Adjustable Lens system, which lets doctors customize their patient’s vision after cataract surgery with unparalleled precision. This unique capability enables achievement of excellent vision over a range of distances at rates that are nearly double that of competitive products, but without reducing quality of vision or increasing unwanted effects, such as glare and halo.” said Ron Kurtz, Chief Executive Officer of RxSight®. Dr. Kurtz continued, “During the third quarter we also completed the roll-out of our updated ActivShield LAL, providing additional scheduling flexibility for patients and doctors.”

Financial Results

In the third quarter of 2021, total revenue was $5.8 million, an increase of 39% compared to the third quarter of 2020 and 18% growth over the prior quarter ended June 30, 2021. The revenue growth as compared to the third quarter of 2020, was primarily due to a 55% increase in the number of LDDs sold and 31% increase in the number of LALs sold during the third quarter of 2021.

Gross profit for the third quarter of 2021 was $1.3 million, or 23% of revenue compared to gross profit of $0.7 million, or 17% for the third quarter of 2020. The increase in gross profit was due to the increase in the number of LALs and LDDs sold.

Total operating expenses for the third quarter of 2021 were $14.5 million, a 50% increase from $9.6 million in the third quarter of 2020. The increase was primarily driven by higher headcount in sales and marketing to support the growth of the business, costs of operating as a public company and an increase of $0.8 million in stock-based compensation expense.

In the third quarter of 2021, net (loss) was $(12.7) million, or $(0.68) per share on a basic and diluted basis, as compared to a net income attributable to common shareholders of $5.9 million, or $1.55 and $1.13 per share on a basic and diluted basis, respectively in the third quarter of 2020.

Adjusted net (loss) was $(12.2) million, or $(0.65) per share on a diluted basis, in the third quarter of 2021, compared to an adjusted net (loss) of $(32.0) million, or $(8.52) per share on a diluted basis in the third quarter of 2020.

Cash, cash equivalents and short-term investments as of September 30, 2021 were $168.3 million and long-term debt was $39.6 million.

Financial Outlook

RxSight projects 2021 full year revenue to be between $21.0 million and $21.4 million.

Conference Call

On Wednesday, November 10, 2021, at 1:30 p.m. Pacific Time, the company will host a conference call to discuss its third quarter 2021 financial results. The call may be accessed by dialing 844-602-7038 (U.S.) or 916-637-9714 (International) five to ten minutes prior to the start time, using conference ID: 1239025 or through a live and archived webcast of the event available for one year at https://investors.rxsight.com/.

About RxSight, Inc.

RxSight, Inc. is a commercial-stage medical technology company dedicated to improving the vision of patients following cataract surgery. The RxSight Light Adjustable Lens system, comprised of the RxSight Light Adjustable Lens (LAL), RxSight Light Delivery Device (LDD) and accessories, is the first and only commercially available intraocular lens (IOL) technology that enables doctors to customize and optimize visual acuity for patients after cataract surgery. The LAL now features ActivShield technology, a revolutionary UV protection layer built into the lens. Additional information about RxSight can be found at www.rxsight.com.

Forward-Looking Statements
This press release contains forward-looking statements, including physician adoption of the RxSight Light Adjustable Lens system, the ability for doctors to customize their patients’ vision with unparalleled precision, the achievement of excellent vision nearly double that of competitive products and additional scheduling flexibility. Such statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, and among other things, our ability to maintain cash balances and successfully commercialize or partner our product candidates currently under development. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "projects," "potential," or "continue" or the negative of such terms and other same terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

Investor Relations Contact:

Philip Taylor

Gilmartin Group

415.937.5406

IR@rxsight.com

Company contact:

Shelley B. Thunen

Chief Financial Officer

sthunen@rxsight.com

RxSIGHT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Sales	$5,786	$4,170	$14,167	$9,764
Cost of sales	4,445	3,450	12,519	9,439
Gross profit	1,341	720	1,648	325
Operating expenses:
Selling, general and administrative	9,076	3,825	21,189	10,773
Research and development	5,377	5,801	18,583	16,662
Total operating expenses	14,453	9,626	39,772	27,435
Loss from operations	(13,112)	(8,906)	(38,124)	(27,110)
Other income (expense), net:
Change in fair value of warrants	1,503	39,518	2,717	27,933
Expiration of warrant	—	—	5,018	—
Interest expense	(1,079)	(3)	(2,603)	(12)
Interest and other income	11	63	44	522
(Loss) income before income taxes	(12,677)	30,672	(32,948)	1,333
Income tax expense	(4)	8	6	53
Net (loss) income	(12,673)	30,664	(32,954)	1,280
Accretion to redemption value of redeemable preferred stock and redeemable stock options	—	(7,829)	—	(16,172)
Earnings allocated to redeemable preferred stock	—	(16,935)	—	—
Net (loss) income attributable to common stockholders	$(12,673)	$5,900	$(32,954)	$(14,892)
Other comprehensive income (loss)
Unrealized loss on short-term investments	(5)	(8)	(2)	(43)
Foreign currency translation loss	(3)	(9)	(6)	(7)
Total other comprehensive loss	(8)	(17)	(8)	(50)
Comprehensive (loss) income	$(12,681)	$30,647	$(32,962)	$1,230
Net (loss) income per share:
Attributable to redeemable common stock, basic	$—	$1.55	$—	$(4.06)
Attributable to redeemable common stock, diluted	$—	$1.13	$—	$(4.06)
Attributable to Series G common stock, basic and diluted	$—	$0.01	$—	$(0.76)
Attributable to common stock, basic	$(0.68)	$—	$(3.66)	$—
Attributable to common stock, diluted	$(0.68)	$—	$(3.66)	$—
Weighted-average shares used in computing net (loss) income per share:
Attributable to redeemable common stock, basic	—	3,798,504	—	3,672,121
Attributable to redeemable common stock, diluted	—	5,571,793	—	3,672,121
Attributable to Series G common stock, basic and diluted	—	1	—	1
Attributable to common stock, basic	18,732,459	—	8,998,895	—
Attributable to common stock, diluted	18,732,459	—	8,998,895	—

RxSIGHT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30,	December 31,
	2021	2020 (1)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$68,278	$13,994
Short-term investments	99,985	54,981
Accounts receivable	4,357	2,865
Inventories	9,442	8,288
Prepaid and other current assets	4,274	1,372
Total current assets	186,336	81,500
Property and equipment, net	11,991	13,287
Operating leases right-of-use assets	4,561	5,319
Restricted cash	561	461
Other assets	287	110
Total assets	$203,736	$100,677
Liabilities, redeemable common stock, stock options, convertible preferred stock and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$1,691	$1,134
Accrued expenses and other current liabilities	6,016	4,174
Warrant liability	—	5,018
Lease liabilities	1,469	1,274
Total current liabilities	9,176	11,600
Long-term warrant liability	—	3,828
Long-term lease liabilities	4,033	5,079
Term loan, net	39,636	24,399
Total liabilities	52,845	44,906
Commitments and contingencies
Redeemable common stock:
Common stock, $0.001 par value, no shares authorized, issued or outstanding as of September 30, 2021 and 24,545,966 shares authorized, 3,813,450 shares issued and outstanding as of December 31, 2020	—	80,780
Notes receivable for common stock issued	—	(803)
Redeemable stock options	—	53,085
Convertible preferred stock:
Preferred stock, $0.001 par value, no shares authorized, issued or outstanding as of September 30, 2021 and 16,572,792 shares authorized, 14,376,272 shares issued and outstanding as of December 31, 2020 (redeemable)	—	353,300
Stockholders' deficit:
Common stock, $0.001 par value, 900,000,000 shares authorized, 27,324,054 shares issued and outstanding as of September 30, 2021	27	—
Preferred stock, $0.001 par value, 100,000,000 shares authorized, no shares issued and outstanding as of September 30, 2021	—	—
Additional paid-in capital	614,418	—
Series G common stock, $0.001 par value, no share authorized or outstanding as of September 30, 2021 and 1 share authorized, issued and outstanding as of December 31, 2020	—	—
Series W common stock, $0.001 par value, no share authorized, issued or outstanding as of September 30, 2021 and 1 share authorized and no share outstanding as of December 31, 2020	—	—
Accumulated other comprehensive loss	(11)	(3)
Accumulated deficit	(463,543)	(430,588)
Total stockholders' equity (deficit)	150,891	(430,591)
Total liabilities, redeemable common stock, stock options, convertible preferred stock and stockholders' equity (deficit)	$203,736	$100,677

(1) The balance sheet at December 31,2020 has been derived from the audited consolidated financial statements included in RxSight, Inc.'s final prospectus for its public offering filed on July 29, 2021.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented under generally accepted accounting principles in the United States (“GAAP” ), we believe certain non-GAAP measures, including Adjusted net (loss), and Adjusted net (loss) per share, basic and diluted, provide useful information to investors and are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense and the change in fair value of warrants because these are non-cash in nature and excluding these items provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies.

We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Net (Loss) and Adjusted Net (Loss) Per Share

Adjusted net (loss) is a non-GAAP financial measure that we define as net (loss) adjusted for (i) stock-based compensation and (ii) change in fair value of warrants. We believe Adjusted net (loss) provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. Adjusted net (loss) for Series G Common Stock is not impacted by the adjustments.

Reconciliations of net income (loss) to Adjusted net (loss) and the presentation of Adjusted net (loss) per share, basic and diluted, are as follows:

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Common Stock
Numerator:
Net income (loss) available to stockholders, basic	$(12,673)	$5,900	$(32,954)	$(14,892)
Net income (loss) available to stockholders, diluted	(12,673)	6,311	(32,954)	(14,892)
Add:
Stock-based compensation	2,013	1,242	4,658	2,948
Change in fair value of warrants	(1,503)	(39,518)	(2,717)	(27,933)
Adjusted net (loss) available to common stockholders, basic:	$(12,163)	$(32,376)	$(31,013)	$(39,877)
Adjusted net (loss) available to common stockholders, diluted:	$(12,163)	$(31,965)	$(31,013)	$(39,877)

Denominator:
Weighted-average shares outstanding, basic	18,732,459	3,798,504	8,998,895	3,672,121
Weighted-average shares outstanding, diluted	18,732,459	5,571,793	8,998,895	3,672,121
Adjusted net (loss) per share, basic	$(0.65)	$(8.52)	$(3.45)	$(10.86)
Adjusted net (loss) per share, diluted	$(0.65)	$(8.52)	$(3.45)	$(10.86)